UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reports):          November 17, 2011

Ralcorp Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or Other Jurisdiction of Incorporation)	1-12619 (Commission File Number)	43-1766315 (IRS Employer Identification Number)

800 Market Street
St. Louis, Missouri 63101
(Address, including Zip Code, of Principal Executive Offices Registrant's telephone number, including area code (314) 877-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a press release dated November 18, 2011, Ralcorp Holdings, Inc. (the “Company”) announced that its board of directors has appointed Barry H. Beracha and Patrick J. Moore to serve as directors, effective upon the separation of the Post cereals business.  The Company’s board of directors has determined that Messrs. Beracha and Moore are independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Messrs. Beracha and Moore will receive compensation as non-employee directors in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on November 29, 2010.

Committee assignments, if any, with respect to Messrs. Beracha and Moore will be made by the Company’s board of directors, upon the recommendation of its Corporate Governance and Compensation Committee, following the Company’s 2012 annual meeting of shareholders.

A copy of the Company’s press release announcing the foregoing appointments is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

On November 17, 2011, Ralcorp granted Walter N. George, Corporate Vice President and President of American Italian Pasta Company, 7,500 restricted units (“Units”).  The Units vest on November 17, 2014 with each Unit representing the right to receive a cash payment upon vesting equal to the fair market value of one share of Ralcorp common stock.  The terms of the Unit award are substantially similar to the terms of the Unit award previously granted to Mr. George on July 30, 2010 as described in the Company's Form 8-K filed on August 4, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1	Press release dated November 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date: November 18, 2011	By: /s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 18, 2011